UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2021

VELODYNE LIDAR, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38703	83-1138508
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5521 Hellyer Avenue
San Jose, California	95138
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (669) 275-2251

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	VLDR	The Nasdaq Stock Market LLC
Warrants, each exercisable for three-quarters of one share of common stock	VLDRW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Commencing on June 7, 2021, Velodyne Lidar, Inc. (the “Company”) entered into severance and change in control agreement with certain of our key executives, including Andrew Hamer, our Chief Financial Officer (the “Severance and CIC Agreements”). The Severance and CIC Agreements provide the covered executives with severance and acceleration benefits in connection with certain qualifying terminations of employment.

Pursuant to the Severance and CIC Agreements, if the covered executive is subject to a termination without cause or resigns for good reason, in each case within the period commencing 3 months prior to and ending 12 months after a change in control (such period, the “Change in Control Period”), then subject to the executive’s execution of a general release of claims in favor of the Company and parties affiliated with it, as well as the satisfaction of certain other customary conditions, the executive shall be eligible to receive the following severance benefits: (1) 12 months of continued base salary; (2) a lump-sum payment equal to the executive’s annual target bonus; (3) reimbursed or continued health benefits for a period of up to 12 months (or a cash payment in lieu thereof); and (4) the time-based vesting conditions applicable to all then-outstanding equity awards will be fully accelerated and the performance-based vesting conditions applicable to any such equity awards will be deemed achieved at the greater of either the target level of achievement or the actual level of achievement.

In the event one of the covered executives is subject to a termination without cause or resigns for good reason outside of the Change in Control Period, then, subject to the executive’s execution of a general release of claims in favor of the Company and parties affiliated with it, as well as the satisfaction of certain other customary conditions, the executive shall be eligible to receive 9 months (or, in the case of our Chief Financial Officer, 12 months) of continued base salary and reimbursed or continued health benefits for a period of up to 9 months (or in case of our Chief Financial Officer, 12 months), or a cash payment in lieu thereof.

The foregoing description of the Severance and CIC Agreements does not purport to be complete and is qualified in its entirety by the full text of the Severance and CIC Agreements, a form of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders

On June 10, 2021, Velodyne Lidar, Inc. (“Velodyne”) held its Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, Velodyne’s stockholders voted on two proposals, each of which is described in more detail in Velodyne’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on May 17, 2021.

Only stockholders of record as of the close of business on April 19, 2021, the record date for the Annual Meeting, were entitled to vote at the Annual Meeting. As of the record date, 193,872,211 shares of Velodyne’s common stock were outstanding and entitled to vote at the Annual Meeting. The holders of a total of 132,266,204 shares of common stock were present at the Annual Meeting, either in person or by proxy, which total constituted a quorum of the issued and outstanding shares on the record date of the Annual Meeting. In deciding all matters at the Annual Meeting, each holder of common stock of Velodyne was entitled to one vote for each share of common stock held as of the close of business on the record date.

The tabulation of the stockholders’ votes on each proposal brought before the Annual Meeting is as follows:

Proposal 1: The election of two directors to serve as Class I directors until the 2024 annual meeting of stockholders and until his or her successor is elected or appointed:

The voting for the Class I directors was as follows:

Name	For	Withheld
Hamid Zarringhalam*	111,598,733	360,984
Eric Singer**	96,792,056	1,957,000

(*) Velodyne’s nominee

(**) David Hall’s nominee

Accordingly, each of Mr. Zarringhalam and Mr. Singer were elected as Class I directors of Velodyne to hold office until the 2024 annual meeting of stockholders and until his respective successor is elected or appointed.

Proposal 2: The ratification of the appointment of KPMG LLP as Velodyne’s independent registered public accounting firm for the fiscal year ending December 31, 2021:

For	Against	Abstentions	Broker Non-Votes
131,500,919	452,994	312,291	20,306,487

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Form of Severance and Change in Control Agreement of the Company.
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VELODYNE LIDAR, INC.

DATE: June 14, 2021	By:	/s/ Michael Vella
Michael Vella
General Counsel